Exhibit 32.2

Certification of the Principal Accounting Officer

Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the periodic report of Market Data Consultants, Inc. (the "Company") on Form 10-QSB for the period ended November 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Wilson Cheung, the Principal Accounting Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Wilson Cheung
Principal Accounting Officer

Date: January 15, 2008